Exhibit 1.01
Varex Imaging Corporation
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2020

This report for the year ended December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

I.Overview
a.Company Overview
Varex Imaging Corporation (the “Company,” “our” or “us”) is a leading innovator, designer and manufacturer of X-ray tubes, digital detectors, linear accelerators and other image software processing solutions, which are mission critical components of a variety of X-ray based diagnostic imaging equipment. These products are used in medical imaging as well as in industrial and security imaging applications such as general X-ray, computed tomography (“CT”), C-arms, angiography, fluoroscopy, mammography, and dental. In addition, our components are also used in security and quality inspection systems, as well as for analysis and measurement applications in industrial manufacturing applications. Global original equipment manufacturers (“OEMs”) incorporate our X-ray imaging components in their systems to detect, diagnose, protect and inspect. The Company has approximately 2,000 full-time employees, located at manufacturing and service center sites in North America, Europe, and Asia. For more information about us, visit vareximaging.com.
b.Supply Chain Overview
The Company’s supply chain is complex, and there are multiple tiers between the Company and the mine. The Company relies on the Company’s vendors to provide information on the origin of the conflict minerals contained in components that are included in the Company’s products. The Company validates vendor’s information as complete and reasonable using a check sheet, and any concerns are sent back to the vendor to address.
II.Reasonable Country of Origin Inquiry (“RCOI”) and Due Diligence Measures
The Company conducted a supply chain survey of in-scope vendors, using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”), to determine whether the necessary conflict minerals in components contained in the Company’s products were sourced responsibly, per the Company’s policy and the OECD Guidance (as defined below). The survey requested vendors to identify smelters or refiners (“SORs”) and country of origin of the conflict minerals they provide to the Company. The Company used London Bullion Market Association data (“LBMA Data”), Responsible Jewellery Council data (“RJC Data”), the RMI SOR Full Database (“SOR Full Database”) and RMI RCOI data (“RCOI Data”) to establish country of origin. The Company found that some of the SORs identified were sourcing from the Democratic Republic of the Congo (the “DRC”) or an adjoining country, but all these SORs were found to be in conformance with the RMI Responsible Minerals Assurance Process (“RMAP”) standards.

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition, including the supplements for tantalum, tin, tungsten and gold (“3TG”) (such guidance, the “OECD Guidance”). In accordance with the five-step framework in the OECD Guidance, the Company’s due diligence exercise included:

(1)Establish strong company management systems.
The Company’s Conflict Minerals Team includes key members of the Global Supply Chain Management team in each business unit worldwide. The Company’s requirements for vendor conflict minerals management are contained in the Company’s vendor training material and in the Conflict Minerals Policy. The Conflict Minerals Policy is posted on the Company’s external website (https://www.vareximaging.com/legal-information) and is referenced in purchase orders and vendor contractual agreements. In short, the requirements are that vendors adhere to the OECD Guidance, provide a CMRT including a list of smelters, follow up on risk concerns identified by the Company and make efforts to become conflict free. The Conflict Minerals Team planned and executed the due diligence methods necessary to complete a RCOI, determined the risk associated with the use of conflict minerals, established steps to mitigate risks, and reported on supply chain due diligence. To assist in completing these due diligence actions, the Company became a member of the RMI, which is a consortium of companies who are working together to “provide companies with tools and resources to make sourcing decisions that improve regulatory compliance and support responsible sourcing of minerals from conflict-affected and high-risk areas.”

A key element of the RMI RMAP is the research of known SORs, audits of SORs, and publishing the results of this activity in databases that the Company uses to determine country of origin and assess risk in the supply chain. Specifically, the Company looks up country of origin of SORs using RCOI Data and uses data from the SOR Full Database to assess SOR risk. The Company discusses risks associated with vendors directly with each vendor, and the Company discusses risks associated with SORs with the vendors using those SORs.

The Company uses the publicly available RMI Grievance Mechanism (“GM”). Vendors are informed of this GM in the Company’s Conflict Minerals Vendor Training. This GM may be used for complaints against the Company, the RMI, the RMI RMAP, or auditors used by the RMI, or other grievances related to conflict minerals. The grievances, including corrective action, are tracked and monitored by the RMI.

(2)Identify and assess risk in the supply chain
The Company identified 263 vendors as in-scope, based on the probability of 3TG in their products. The Company requested a completed CMRT from all in-scope vendors. The Company received CMRTs from 215 vendors, representing approximately 82% of in-scope vendors, and each vendor identified in its CMRT the names and locations of SORs that process conflict minerals used in components provided by such vendor. The SORs information provided by the vendors allowed the Company to determine the country of origin of the conflict minerals. The Company evaluated the information collected, including subjecting the results to a detailed quality review check sheet. If discrepancies, errors, or omissions were identified, the response for that vendor was deemed unacceptable and was returned for correction by the vendor. Approximately 88% of the CMRTs collected were acceptable as received or successfully corrected by the vendor and accepted by the Company. The Company reviewed and compared the responses with other information in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors. The Company contacted vendors that did not respond by a specified date and sent reminder emails requesting their responses.

An appropriate risk level was assigned to the 12% of vendors who did not make the corrections requested by the Company. The Company reviewed and compared the responses with other information (including information provided by Company experts) in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors.

The Company followed a defined escalation process for vendors that did not respond to the request for CMRT data. All in-scope vendors received a CMRT request email. Those not responding in one week received a reminder email, and those not responding in two weeks received a final reminder email. Internal Company buyers were identified for each vendor, and any vendor not responding to the final reminder email was escalated to the buyer for further action.

The result of this CMRT data collection effort is that the Company received acceptable CMRTs from 82% of in-scope vendors. The resulting list of SORs in the Company’s supply chain is found in Appendix A at the end of this document. Since the Company requested company-level CMRTs from its vendors, the resulting SOR list may contain SORs that are not in the Company’s product supply chain.

(3)Design and implement a strategy to respond to identified risks.
The Company completes a risk assessment after collecting data from in-scope vendors to identify supply chain risks relevant for the current reporting year. The Company has a process for determining risk using a set of standard risk factors. Supply chain risks include the risk associated with each vendor and the risk associated with each SOR identified by the vendors. LBMA Data, RJC Data, RCOI Data and the SOR Full Database are used extensively to determine appropriate risk mitigation factors.

Each vendor is assessed for risk factors that include whether they have conflict minerals policies, whether they have corrective management systems, whether they have overall conflict minerals management systems, and whether they have risky SORs in their supply chain. An SOR may be deemed a high-risk SOR for one or both of the following reasons: 1) It does not have a valid RMI smelter ID and thus may not be a SOR and/or 2) it is not in conformance with the RMAP standards and not actively pursuing this status.

For each risk factor a possible course of action is determined, and appropriate risk mitigation actions are provided to vendors. Generally, vendors are asked to identify real SORs and to pressure those SORs to pursue RMAP conformance. To mitigate risk factors, the Company’s Procurement Organization puts pressure on vendors to make improvements, which may include qualifying an alternate vendor for the material. The result of these efforts has been year-over-year improvement in vendors identifying actual smelters more accurately and the percentage of smelters that are conformant smelters improving.

A summary of results and identified risks are published in a year-end report for the reporting year, which is presented to key members of the Global Supply Chain Management team. The risk factors identified during this process are subsequently managed by the Company Risk Management System, and appropriately acted upon.

(4)Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
The RMI manages an independent third-party audit program for 3TG SORs. The results of these audits are reviewed by the RMI and made publicly available for companies to reference. The Company uses the results of these independent third-party audits to determine the country of origin of SORs and identify which SORs have been audited and are conformant with RMI RMAP standards. In reporting year 2020, the Company found that 94% of SORs were either conformant with the RMAP standards or “active” according to the RMI, meaning such SORs have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. The Company also cooperates with other members of the RMI to identify SORs that require additional investigation to determine whether they are an eligible SOR for the audit program, to supplement RCOI Data to determine the country of origin of conflict minerals processed by the SOR, and whether the SOR is RMI RMAP conformant.

(5)Report on supply chain due diligence.
This Conflict Minerals Report constitutes the Company’s annual report on the Company’s 3TG due diligence, is filed with the SEC, and is available on the Company’s website at https://investors.vareximaging.com.

III.Steps to Mitigate Risk
The Company intends to take the following steps to help mitigate the risk that the necessary conflict minerals in our products could finance or benefit armed groups:

(1)Work with vendors that distribute other company’s goods to obtain a list of manufacturers and CMRTs and improve the quality of RCOI data coming from those sources. During reporting year 2020, many of these manufacturers were identified. It is expected that this action will result in improved results next reporting year.
(2)Work with vendors to improve the quality of data.
(3)Continue to improve the response rate of vendors

IV.Determination
The Company relies on its vendors to obtain complete and accurate conflict minerals information and cannot guarantee the complete accuracy of all data. However, the Company worked in good faith to achieve a reasonable level of accuracy and completeness.

The Company’s due diligence identified 311 SORs that have been identified as SORs by the RMI (see Appendix A). The RMI has performed independent third-party audits on many of these SORs (75% are RMI RMAP conformant) and is pursuing audits for the remaining SORs. The Company is working in coordination with other members of the RMI by providing the RMI the SORs used in the Company’s supply chain which require additional investigation or audit to confirm eligible SORs, country of origin, and conformance status.

Facilities Used to Process Necessary Conflict Minerals Used in In-Scope Products: While the Company has exercised due diligence and worked closely with its vendors to survey its conflict minerals supply chain (as described above), the Company is not able to identify with reasonable certainty all facilities used to process necessary conflict minerals used in in-scope products. However, based on the information acquired through the due diligence process, the Company believes that the facilities that may have been used to process the 3TG necessary to the functionality of production of in-scope products include the smelters and refiners listed in Appendix A. Since the Company requested company-level CMRTs from its vendors, the resulting SOR list may contain SORs whose 3TG is not in the Company’s products, i.e., the SOR list may be overinclusive.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products: While the Company has exercised due diligence and worked closely with its vendors to survey the supply chain (as described above), the Company is not able to determine with reasonable certainty the countries of origin of the 3TG used in all in-scope products or whether the 3TG in all in-scope products is from recycled or scrap sources.

However, the Company has identified the countries of origin shown in the following table:

Metal	Countries of Origin	Notes
Tantalum	Australia, Austria, Bolivia, Brazil, Burundi, Canada, China, Colombia, Congo, Democratic Republic of the*, Ethiopia, France, Germany, India, Indonesia, Ireland, Israel, Japan, Madagascar, Malaysia, Mozambique, Myanmar, Namibia, Netherlands, Nigeria, Russian Federation, Rwanda, Sierra Leone, South Korea, Spain, Switzerland, Thailand, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Zimbabwe	*The twelve (12) tantalum smelters identified to be sourcing from the DRC or an adjoining country were all validated conformant with RMI RMAP
Tin	Angola, Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Benin, Bolivia, Bolivia (Plurinational State of), Brazil, Bulgaria, Burundi, Canada, Chile, China, Colombia, Congo, Democratic Republic of the*, Croatia, Cyprus, Czechia, Denmark, Egypt, El Salvador, Estonia, Finland, France, Gabon, Germany, Ghana, Greece, Guinea, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Kazakhstan, Laos, Latvia, Lebanon, Libya, Lithuania, Luxembourg, Malaysia, Malta, Mexico, Mongolia, Morocco, Myanmar, Netherlands, New Zealand, Nigeria, Norway, Pakistan, Peru, Philippines, Poland, Portugal, Puerto Rico, Qatar, Romania, Russia, Rwanda, Saudi Arabia, Senegal, Serbia, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sudan, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom, United States of America, Uruguay, Venezuela, Vietnam, Yemen	*The three (3) tin smelters identified to be sourcing from the DRC or an adjoining country were all validated conformant with RMI RMAP
Tungsten	Austria, Belgium, Bolivia, Brazil, Burundi, Canada, China, Colombia, Congo, Democratic Republic of the*, Czechia, France, Germany, Hong Kong, Ireland, Israel, Japan, Latvia, Mongolia, Myanmar, Portugal, Russia, Russian Federation, Rwanda, South Korea, Spain, Taiwan, Thailand, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam	*The four (4) tungsten smelters identified to be sourcing from the DRC or an adjoining country were all validated conformant with RMI RMAP
Gold	Andorra, Argentina, Australia, Austria, Bahamas, Belgium, Benin, Bolivia (Plurinational State of), Brazil, Canada, Cayman Islands, Chile, China, Colombia, Czechia, Denmark, Dominican Republic, Ecuador, Eritrea, Estonia, Finland, France, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jordan, Latvia, Lithuania, Luxembourg, Malaysia, Malta, Mexico, Monaco, Mozambique, Netherlands, Niger, Norway, Panama, Peru, Philippines, Poland, Romania, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, Spain, St Vincent and Grenadines, Swaziland, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Venezuela, Vietnam	*The two (2) gold refiners identified to be sourcing from the DRC or an adjoining country were all validated conformant with RMI RMAP
Information about Efforts to Determine Mine or Location of Origin: The description of the Company’s due diligence exercise set forth above under the heading “Reasonable Country of Origin (“RCOI”) and Due Diligence Measures” covers the Company’s efforts to determine the mine or location of origin with the greatest possible specificity.

Forward-Looking Statements

Statements relating to due diligence process improvement made in this report, as well as certain other statements made in this report, are forward-looking in nature and are based on the Company’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as the RMI remain effective as a source of external support to us in the conflict minerals compliance process and whether the results of our efforts to improve the due diligence process will be effective) that may be outside of the Company’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third-party materials or references to websites (including the Company’s) are not incorporated by reference in, or considered to be a part of, this report unless expressly incorporated by reference herein.

Appendix A: Smelter and Refiner List

Metal	Standard Smelter Name	Country	Smelter Id
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Industrial Refining Company	BELGIUM	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	GEM Co., Ltd.	CHINA	CID003417

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095